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                                                                      Exhibit 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Vitafort International Corporation
Los Angeles, California


We consent to the incorporation by reference in the Registration Statement on Form S-* no. 33-300435, no. 33-304271, no. 33-307989, and no. 33-317763 of
Vitafort International Corporation of our report dated April 14, 1997 relating to the consolidated balance sheet of Vitafort International Corporation and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, which report appears in the December 31, 1996, annual report on Form 10-KSB of Vitafort International Corporation and Subsidiaries.









                                                                BDO Seidman, LLP



Los Angeles, California
April 14, 1997